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Westmoreland Will Reduce
1994 Earnings From
 Westmoreland Energy
Due to Adverse Court Decision
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Philadelphia, PA -- March 22, 1995 -- Westmoreland Coal Company
(NYSE:WCX) announced today that its 1994 earnings will be reduced because the partnership which owns the Roanoke Valley I power plant, fifty percent of which is owned by Westmoreland Energy, Inc. with its subsidiaries, has created a reserve for a portion of its 1994 earnings. This is due to the recent decision of the Circuit Court of the City of Richmond, Virginia dismissing a complaint filed in 1994 by Westmoreland - LG&E
Partners against Virginia Electric and Power Company to resolve a contract dispute. The Roanoke Valley I power plant sells power to a division of Virginia Electric and Power Company under the disputed contract.

The reserve will reduce 1994 earnings from Westmoreland Energy by $2,928,000. Of this amount $2,521,000 is attributable to earnings reported in the second and third quarters of 1994.

Westmoreland continues to believe its interpretation of the contract is correct and is considering further action in light of this ruling to protect its interests.

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Contact:  	R. Page Henley
		(215) 545-2500


f: legal/news/nrqtr.doc